EXHIBIT 99.1


NEWS RELEASE

COMPUWARE CORPORATION
--------------------------------------------------------------- COMPUWARE [LOGO]
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release

April 18, 2007


          Compuware Corporation Announces Preliminary Financial Results

Compuware Posts Strong Year-over-year Increase in Distributed Products Revenue,
             Achieves Year-over-year Growth in Total Revenue and EPS

DETROIT--April 18, 2007--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2007.

Compuware expects earnings per share of approximately 17 cents for the fourth quarter and 42 cents for the fiscal year. Cash flow from operations for the fourth quarter and the fiscal year will be approximately $110 million and $204 million, respectively. Compuware estimates fourth quarter revenue to be approximately $313 million, based on software license revenue of approximately $73 million, software maintenance revenue of approximately $118 million and professional services revenue of approximately $122 million.

"Affirming the company's strategy for growth, Compuware's distributed products business generated strong total revenue increases of approximately 17 percent for the quarter and 13 percent for the fiscal year," said Compuware Chairman and CEO Peter Karmanos, Jr. "While total FY '07 mainframe revenue edged down approximately four percent, the company closed a number of significant mainframe deals at the end of the fourth quarter. Some of these deals contained nuances that resulted in the company recognizing the revenue ratably, which will spread positive earnings and revenue impact across the coming quarters."

"For example," continued Karmanos, "Compuware signed a large mainframe software deal late in Q4 with a well-known financial services company. This deal included nearly $16 million in mainframe license fees and maintenance for five years. However, due to the contract's flexible licensing terms, none of the revenue associated with this deal was recognized in the fourth quarter. Instead, Compuware will recognize the license fees ratably along with the maintenance over the next five years."

"As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term," said Karmanos. "To understand the health of Compuware's software business, we believe it is important to consider total product commitments during the period. For FY `07, this number is approximately $701 million, reflecting a slight increase over the prior year. This figure is composed of license fees [$283 million], maintenance revenue [$458 million] and the change in deferred license fees and deferred maintenance net of currency fluctuations [decrease of $40 million]."

In the quarter, Compuware also realized a gain of approximately $12.6 million from the sale of its minority interest in ForeSee Results and related back interest payments. Additionally during the fourth quarter, the company concluded several matters with the U.S. Internal Revenue Service related to an ongoing examination

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Compuware Corporation Announces Preliminary Financial Results
April 18, 2006


of prior tax periods. As a result of these settlements, Compuware decreased certain income tax contingency reserves by approximately $12 million, which will reduce the company's effective tax rate for the quarter.

The company will host a conference call today at 5:00 p.m. Eastern time to discuss these preliminary results in more detail. Compuware will announce final results for its fourth quarter and fiscal year 2007 on May 15, 2007.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

                                      ###

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties from the United States should call 800-230-1096. For international access, the conference call number is +1-612-332-0107.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode is 871498. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.


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